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                              BEST SOFTWARE, INC.
                           11413 Isaac Newton Square
                             Reston, Virginia 20190



                              September   , 1997



Mr. James F. Petersen
c/o Best Software, Inc.
11413 Isaac Newton Square
Reston, Virginia 20190


Dear Mr. Petersen:

        Reference is made hereby to that certain Underwriting Agreement (the "Underwriting Agreement") of even date among Best Software, Inc. (the "Company"), the Selling Shareholders identified therein, including you, and Hambrecht & Quist LLC and William Blair & Company, as representatives of the several Underwriters identified therein. The Underwriting Agreement relates to the initial public offering (the "Offering") of Common Stock of the Company, which has been registered under the Securities Act of 1933, as amended. You are including shares of Common Stock in the Offering pursuant to your rights under that certain Consolidating Registration Rights Agreement dated as June 3, 1993 among the Company, you and certain other shareholders of the Company (the "Registration Rights Agreement"). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Underwriting Agreement. The purpose of this letter agreement is to confirm and modify certain provisions of the Registration Rights Agreement in connection with the Offering and the Underwriting Agreement as follows:

             1. The Company agrees to indemnify you, in your capacity as a Selling Shareholder in the Offering, to the same extent as contemplated by Section 6(a) of the Registration Rights Agreement and subject to the provisions of Section 6(c) of the Registration Rights Agreement, for any losses, claims, damages or liabilities to which you become subject arising out of any breach of the representations and warranties contained in Section 2(a) of the Underwriting Agreement; provided, however, that this indemnity shall not extend to any breach of such representations and warranties
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Mr. James F. Petersen
September   , 1997
Page 2



        arising out of factual matters known to you and not known to the Company.

             2. The Company hereby confirms its understanding that certain provisions of the Underwriting Agreement creating an obligation on the part of the Selling Shareholders to reimburse or indemnify the Underwriters for certain expenses in connection with the Offering (including Sections 8, 9 and 10) are intended for the benefit of the Underwriters and do not affect the agreement relating to the allocation of expenses of the Offering contained in Section 5 of the Registration Rights Agreement. In particular, the Company hereby confirms its obligation to pay all "Registration Expenses" (as defined in the Registration Rights Agreement) in connection with the Offering notwithstanding such provisions of the Underwriting Agreement. Nothing in this letter agreement shall be deemed to constitute a waiver of any rights or remedies the Company may have if the Underwriting Agreement is terminated by the Underwriters due to a default by you in performing your obligations thereunder.

             3. The Company further confirms that, as between the Company and you, the Underwriting Agreement does not supersede or modify the Registration Rights Agreement with respect to Sections 5 and 6 thereof.

             Please indicate your agreement to the foregoing by executing the enclosed counterpart copy of this letter and returning it to the undersigned.

                                        BEST SOFTWARE, INC.



                                        By:
                                           ----------------------
                                           Name:
                                           Title:


        Accepted and Agreed:



        ------------------------
        James F. Petersen